Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-220590); (Form S-3 No. 333-222698); of Coherus BioSciences, Inc.; Registration Statements (Form S-8 Nos. 333-200593, 333-203356, 333-209936, 333-216679, and 333-222700, and 333-229480 ) pertaining to the BioGenerics, Inc. 2010 Equity Incentive Plan, as amended, the Coherus BioSciences, Inc. 2014 Equity Incentive Award Plan, and the Coherus BioSciences, Inc. 2014 Employee Stock Purchase Plan; Registration Statement (Form S-8 No. 333-213077, and 333-225616, 333-228274, 333-229479) pertaining to the 2016 Employment Commencement Incentive Plan; of Coherus BioSciences, Inc. of our reports dated February 28, 2019, with respect to the consolidated financial statements of Coherus BioSciences, Inc., and the effectiveness of internal control over financial reporting of Coherus BioSciences, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Redwood City, California

February 28, 2019